As filed with the Securities and Exchange Commission
		   on January 20, 2000

				  Registration No. 333-00033

	       SECURITIES AND EXCHANGE COMMISSION

		     Washington, D.C.  20549

		 POST-EFFECTIVE AMENDMENT NO. 1
			   TO FORM S-8

		     REGISTRATION STATEMENT

			      Under

		   The Securities Act of 1933

			    ALCOA INC.
       (Exact name of issuer as specified in its charter)

     Pennsylvania                        25-0317820
(State of Incorporation)   (I.R.S. Employer Identification No.)

		      201 Isabella Street
	       Pittsburgh, Pennsylvania 15212-5858
   (Address of principal executive office, including zip code)

	ALCOA FUJIKURA LTD. HOURLY 401(K) SAVINGS PLAN
       ALCOA FUJIKURA LTD. SALARIED 401(K) SAVINGS PLAN
		    (Full Title of Plans)

		     Denis A. Demblowski,
		 Secretary and Senior Counsel
		     201 Isabella Street
	     Pittsburgh, Pennsylvania  15212-5858
	    (Name and address of agent for service)

      Telephone number of agent for service (412) 553-3856


		      EXPLANATORY NOTE

     Under a Registration Statement on Form S-8 (Registration
No. 333-00033) (the "Registration Statement"), Alcoa Inc., a Pennsylvania corporation (the "Registrant"), offered for sale 10,000 shares of its common stock, par value $1.00 per share (the "Common Stock") under the Alcoa Fujikura Ltd. Hourly 401(k) Savings Plan and the Alcoa Fujikura Ltd. Salaried 401(k) Savings Plan. The Registrant hereby amends the Registration Statement by filing this Post-Effective Amendment No. 1.

     Effective May 31, 1997, the Alcoa Fujikura Ltd. Hourly 401(k) Savings Plan was merged with and into the Alcoa Fujikura Ltd. Salaried 401(k) Savings Plan. As of June 1, 1997, Alcoa Inc. adopted the Alcoa Fujikura Ltd. Salaried 401(k) Savings Plan, which also was renamed the "Alcoa Fujikura Ltd. Savings Plan" (the "AFL Savings Plan"). The AFL Savings Plan also was frozen as of that date.

     Effective October 25, 1999, the AFL Savings Plan was merged into the Alcoa Savings Plan for Non-Bargaining Employees (the "Merger"). Effective upon the Merger, the account balances of participants in the AFL Savings Plan who were covered under a collective bargaining agreement were transferred to the Alcoa Savings Plan for Bargaining Employees (the "Accounts Transfer").

     As a result of the Merger and the Accounts Transfer, the offering described in the Registration Statement has been terminated. This Post-Effective Amendment is being filed solely to remove from registration any shares of Common Stock offered under the Registration Statement that remained unsold at the termination of the offering.


			PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

Exhibit
Number                          Description

(24) (a) Powers of Attorney of certain officers and directors of the Company.





		      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, the Commonwealth of Pennsylvania, on this 20th day of January, 2000.


			      ALCOA INC.
			       (Registrant)



			      /s/Robert F. Slagle
			      Robert F. Slagle
			      Executive Vice President



     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                 Title                    Date
     ---------                 -----                    ----


/s/Alain J.P. Belda    President and               January 20, 2000
Alain J.P. Belda       Chief Executive Officer
		       (Principal Executive Officer)

/s/Richard B. Kelson   Executive Vice President    January 20, 2000
Richard B. Kelson      and Chief Financial Officer
		       (Principal Financial Officer)

/s/Timothy S. Mock     Vice President              January 20, 2000
Timothy S. Mock        and Controller
		       (Principal Accounting Officer)



Kenneth W. Dam, Joseph T. Gorman, Judith M. Gueron, Sir Ronald
Hampel, John P. Mulroney, Henry B. Schacht, Franklin A. Thomas and Marina v.N. Whitman, each as a Director, on January 20, 2000 by Barbara S. Jeremiah, their attorney-in-fact.


    /s/Barbara S. Jeremiah
    Barbara S. Jeremiah
    Attorney-in-fact



	       INDEX TO EXHIBITS


Exhibit
Number                         Description

(24) (a) Powers of Attorney of certain officers and directors of the Company.